UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 13, 2024

Date of Report (Date of earliest event reported)

The Chosen, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56519	82-3246222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 S 2600 W, Suite 5 Hurricane, Utah	84737
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 435-767-1338

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Series B Common Stock

(Title of Class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 13, 2024, The Chosen, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with the nonprofit corporation Come and See Foundation, Inc. (“CAS”). Contemporaneously therewith, the Company issued a promissory note in favor of CAS, in the principal amount of approximately $11.7 million (the “Bridge Note”), in exchange for CAS’s making a short-term loan to the Company for such same amount.

Asset Purchase Agreement

The transactions contemplated by the APA are intended to re-define the terms of an existing business relationship between the Company and CAS, pursuant to which (i) CAS currently owns the intellectual property rights to the episodic television program entitled The Chosen (the “Series”), including the first four existing seasons in distribution and all unproduced seasons of episodes, plus derivatives (collectively with the Series, the “The Chosen Programs”) and licenses the Commercial Rights (as defined below), including, without limitation, the right to develop, produce, distribute and market The Chosen Programs (collectively, the “Commercial Rights”), to the Company on an exclusive basis, subject to CAS’s retention of certain rights to distribute and market The Chosen Programs to the non-profit sector, pursuant to a License Agreement, dated as of November 29, 2022, by and between the Company and CAS (the “Existing License Agreement”) and (ii) the Company currently develops, produces, distributes, and markets The Chosen Programs with funding from CAS pursuant to an existing Contribution Funding and Production Agreement, dated as of November 29, 2022, between CAS and the Company (as successor-in-interest to The Chosen, LLC, a Utah limited liability company), as the same has been amended from time to time (the “Existing Funding Agreement”).

The APA provides for, subject to certain terms and conditions, the entry into (i) a Production Services and Funding Agreement (the “PSFA”) between CAS and The Chosen Texas, LLC, a subsidiary of the Company (“TCT”), and (ii) an Amended and Restated Distribution License and Marketing Services Agreement (the “DMA”, and together with the PSFA and APA, the “CAS Agreements”) between CAS and Company. The PSFA and the DMA, together, contain the terms pursuant to which the Company will continue, after the consummation of the transactions contemplated by the APA (the “Closing”), develop, produce, distribute, and market The Chosen Programs.

Under the terms of the APA and the other CAS Agreements, the Company has agreed to (i) transfer the Commercial Rights and certain other assets to CAS, (ii) re-license the Commercial Rights from CAS and distribute and market The Chosen Programs on an exclusive basis subject to royalty and other terms set forth in the DMA, (iii) provide for the cancellation of the existing indebtedness owed by the Company to CAS and (iv) terminate the Existing Funding Agreement and implement the PSFA, pursuant to which the Company will be engaged to provide production services to CAS in respect of The Chosen Programs and CAS will continue fund the Company’s activities in respect of The Chosen Programs.

The consideration payable to the Company under the APA will consist of:

(i)	the cancellation of all of the existing indebtedness owed by the Company to CAS, which includes approximately $145.5 million of existing indebtedness owed by the Company to CAS under the Existing Funding Agreement, and approximately $11.7 million of indebtedness under the Bridge Note, and any accrued but unpaid interest thereon as of the Closing Date; and

(ii)	up to approximately $85 million of certain milestone payments, which may be paid following the Closing to the extent earned upon the completion and delivery of seasons 5, 6, and 7, respectively, of the Series.

The Closing will take place on the second business day following the satisfaction or waiver of the closing conditions or such other date as the parties may mutually determine (the “Closing Date”). The conditions to Closing include, among other things, at least twenty (20) calendar days having elapsed from the date of filing and distribution of the Company’s definitive information statement on Schedule 14C to its stockholders with respect to the transaction under the APA, the accuracy of representations and warranties, material performance of covenants, and no occurrence of a material adverse effect.

The APA also includes customary termination provisions including, among other things, that, in general and subject to certain conditions, either party may terminate the agreement if the transactions thereunder have not been consummated by June 15, 2024, or if any law has been promulgated making the transactions under the APA illegal or any governmental authority issues any order, injunction, or judgment that restrains, enjoins or otherwise prohibits or makes the transaction illegal. Likewise, either party may terminate the agreement if the other party has breached any representation, warranty, covenant, obligation or agreement, subject, in some cases, to the opportunity of the breaching party to cure such breach prior to such date. Upon the termination of the APA under specified circumstances (including, without limitation, termination by the Company in order to pursue a superior acquisition proposal), the Company will be required to pay to CAS a cash termination fee of approximately $8.3 million.

The APA also contains representations and warranties customary for transactions similar to those contemplated by the APA. The APA contains indemnification rights for each of the Company and CAS for breaches of representations, warranties, and covenants, as well as certain other matters, subject to customary baskets, caps, and other limitations.

The representations, warranties and covenants contained in the APA were made only for purposes of the APA as of specific dates and may be subject to more recent developments. These representations, warranties and covenants were made solely for the benefit of the parties to the APA, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating risk between the parties instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by investors. For the foregoing reasons, the representations, warranties and covenants or any descriptions thereof should not be relied on as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the APA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Bridge Note

The Bridge Note bears interest at a rate equal to 7% per annum and matures and becomes payable by the Company on the earliest of the Closing Date, the termination of the APA and the date on which all amounts under the Bridge Note become due and payable due to the occurrence of an Event of Default (as defined in the Bridge Note). Events of Default include (as more fully described in the Bridge Note):

•	the Company’s failure to pay any amount of principal or interest when due;
•	the Company’s breach of any representation or warranty made to CAS pursuant to the Bridge Note;
•	the Company’s breach or failure to perform any of its covenants, agreements, or obligations under the Bridge Note (including, without limitation, not to undertake a major transaction, e.g. a merger or other sale transaction other than as contemplated by the APA or incur any additional non-ordinary course indebtedness without CAS’s consent);
•	certain cross-defaults under any other existing indebtedness of the Company, the APA or any ancillary agreement thereto, or any other material contract to which the Company is a party;
•	certain bankruptcy proceedings; and
•	certain judgments or decrees against the Company.

All of the Company’s obligations under the Bridge Note will become immediately due and payable upon the occurrence of any Event of Default.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated May 13, 2024, by and between The Chosen, Inc. and Come and See Foundation, Inc.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Portions of this exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish a copy of any redacted information and/or omitted schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2024	THE CHOSEN, INC.

	By:	/s/ JD Larsen
	Name:	JD Larsen
	Title:	Chief Financial Officer